EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. § 1350)

The undersigned, James L. Busby, Secretary, Treasurer and Chief Financial Officer of Aviva Petroleum Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Report”).

The undersigned hereby certifies that to the knowledge of the undersigned:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 16th day of May, 2003.

/s/James L. Busby

James L. Busby

Secretary, Treasurer

and Chief Financial Officer